EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement pertaining to 1999 Equity Incentive Plan, of Incara Pharmaceuticals Corporation of our report dated October 29, 1999, except with regard to Note A, paragraph 6 and Note M, for which the date is December 29, 1999, with respect to the financial statements of Incara Pharmaceuticals Corporation included in the Annual Report on Form 10-K for the year ended September 30, 1999.



Raleigh, North Carolina
January 4, 2000